Exhibit 10.1

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the issuer treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

VOLCON STAG SUPPLIER AGREEMENT
AMENDMENT 1

This Amendment 1 (the “Amendment”) is made to the following supplier agreements related to the development and manufacture of the Volcon Stag:

1.	Supplier Agreement made as of August 11, 2022 (“Effective Date”), by and between Volcon, Inc., a Delaware corporation, of 3121 Eagles Nest St, Suite 120, Round Rock, Texas 78665(“Company”), and GLV Ventures, of 417 E 2nd ST, Rochester, Michigan 48307, (GLV), (“Supplier”) (mutually, the “Parties”) for the manufacturing of the Stag (the “Manufacturing Agreement”).

2.	Supplier Agreement (“Agreement”) made as of March 11, 2022 (“Effective Date”), by and between Volcon, Inc., a Delaware corporation, of 3121 Eagles Nest St, Suite 120, Round Rock, Texas 78665(“Company”), and GLV Ventures, of 417 E 2nd ST, Rochester, Michigan 48307, (GLV), (“Supplier”) (mutually, the “Parties”) (the “Development Agreement”).

The Company and Supplier agree to the following amendments to the Agreement as of October 11, 2023 (the “Amendment Effective Date”):

Development Agreement

Section 1 Services

1.6 Payment Terms.
Open payments due under this section will be due based on Exhibit A of this Amendment. Exhibit A also includes other overrun, engineering, obsolete parts or materials costs that will also be paid as noted in Exhibit A of this Amendment. Monthly payments will be made once a week by multiplying the monthly amount due times 25%.

Manufacturing Agreement

1.8	Manufacturing Deliverables for the Invoicing of Finished Goods:

1.8.1	Each development or production unit of the Stag utilizing any battery packs used from inventory previously purchased by Volcon will be reduced by $14,300 as a credit on GLV’s invoice to Volcon until all battery packs are utilized.

Any inventory items purchased by Volcon and supplied to GLV to the extent such inventory items are included as part of the GLV bill of materials for any version of the Stag (Stag LTD, Stag GL, Stag GL+ and Stag XR) cost being invoiced to Volcon shall be invoiced to GLV. GLV and Volcon have the right to offset amounts due to/from the Parties. The Parties will meet weekly to review outstanding invoices and resolve differences.

In consideration of the Amendment, Volcon will GLV Ventures or its designee, two million (2,000,000) warrants to purchase the Company’s common stock with an exercise price equal to the closing stock price on October 11, 2023 (the Grant Date). One million (1,000,000) of the warrants will be fully vested upon issuance. The remaining one million (1,000,000) warrants will vest 45 days from the Grant Date (November 13, 2023). Volcon will use its best efforts to register two million (2,000,000) shares of common stock as soon as practicable, but no later than December 31, 2023, for issuance for the exercise of the warrants.

Unless otherwise noted in this amendment, all other terms in the Development Agreement and Manufacturing Agreement remain unchanged.

SIGNATURE PAGE FOLLOWS

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the issuer treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

SIGNATURE PAGE TO VOLCON STAG SUPPLIER AGREEMENT AMENDMENT 1

IN WITNESS WHEREOF, the parties have executed this Amendment 1 as of the Effective Date.

COMPANY: Volcon Inc	SUPPLIER: GLV Ventures

By: Greg Endo	By: Gilbert Villarreal

/s/ Greg Endo	/s/ Gilbert Villarreal

Title: CFO	Title: CEO

Address: 3121 Eagles Nest, Suite 120, Round Rock	Address: 417 E. 2nd St, Rochester MI
TX 78665	MI 48307

ATTACHMENTS

Exhibit A: Payment Schedule

Exhibit B: Warrant Designation

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the issuer treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

EXHIBIT A

OPEN PAYMENTS

***

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the issuer treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

EXHIBIT B
WARRANT DESIGNATION

GLV Ventures hereby requests that the warrants from Volcon, Inc. to GLV Ventures be issued to the following:

EVESSA MICHIGAN

***

/s/ Gilbert Villareal
Signature

By: Gilbert Villareal
GLV Ventures
Title: CEO

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